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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 3, 2001



                              LUMINEX CORPORATION
             (Exact name of Registrant as specified in its charter)

        DELAWARE                        000-30109                          74-2747608
(State of incorporation)        (Commission file number)     (I.R.S. employer identification number)


         12212 TECHNOLOGY BLVD.
              Austin, Texas                             78727
(Address of principal executive offices)              (Zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (512) 219-8020


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ITEM 5.  Other Events.

     Luminex Corporation (the "Company") has been advised that certain directors and officers of the Company have entered into contracts or plans for selling shares of the Company's common stock ("Sales Plans"). The officers who have entered into Sales Plans include Van Chandler, Vice President of Instruments. The Sales Plans are intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, which specifically contemplates and establishes certain legal benefits for persons who establish such plans. Under the Sales Plans, specified amounts of shares will be sold either on specified dates without regard to the current trading price of the shares or on dates that certain specified trading prices are achieved. Each Sales Plan expires on a specified date in 2001, upon the sale of all the shares covered by the Sales Plan or upon certain other specified events.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LUMINEX CORPORATION



Dated: January 3, 2001                By:  /s/ Michael L. Bengtson
                                           -------------------------
                                           Michael L. Bengtson,
                                           Executive Vice President
                                           and General Counsel

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